Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                      Parks, Tschopp, Whitcomb & Orr, P.A.
                     2600 Maitland Center Parkway, Suite 330
                               Maitland, FL 32751

SurgiLight, Inc.
12001 Science Drive, Suite 140
Orlando, Florida 32826

Ladies  and  Gentlemen:

We hereby consents to the use of our report dated March 19, 2002, with respect to the financial statements of SurgiLight, Inc. for the years ended December 31, 2001 and 2000, in the Registration Statement on Form SB-2 and related Prospectus of SurgiLight, Inc., and to the reference to our firm under the heading Experts therein.

February 18, 2003

PARKS, TSCHOPP, WHITCOMB & ORR, P.A.



            By: /S/ Thomas Tschopp, CPA
               -------------------------------
                   Thomas Tschopp, CPA